September 1, 1999


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

RE: AMENDING PROXY STATEMENT FILED ON 8/20/99
---------------------------------------------

Dear Sir/Madam:

Some discrepancies were found in the chart on Page 6 of the American Science and Engineering, Inc. Proxy Statement after it was filed and we would like to re-file the Proxy Statement with the correct chart. The mistake occurred when we realized that 7,000 stock options that will vest in September for each of five of our directors, inadvertently were not added into the "beneficial ownership" column. A complete Proxy Statement, including an Errata Sheet containing the corrected chart, is enclosed for filing.

The corrections are as follows:

 BENEFICIAL HOLDINGS OF THE COMPANY'S COMMON STOCK BY DIRECTORS AND EXECUTIVE
                         OFFICERS AS OF AUGUST 9, 1999

Name                                  Beneficial Ownership             Percent of Class
----                                  --------------------             ----------------
                                    From                To             From            To

Herman Feshbach                     19,040           26,040             Unchanged
Hamilton W. Helmer                  55,781           62,781             1.13          1.26
Donald J. McCarren                  63,581           70,581             1.28          1.42
William E. Odom                     23,000           30,000             Unchanged
Carl W. Vogt                        26,166           33,166             Unchanged

Totals                              957,348          992,348            17.3          17.97

Please call me if you have any questions.

Very truly yours,

/s/ Jeffrey A. Bernfeld

Jeffrey A. Bernfeld
Vice President and General Counsel

cc:    Anthony Cilea

                                  ERRATA SHEET



There was a discrepancy found in the chart on Page 6 of the Proxy Statement. Below you will find the corrected chart.


BENEFICIAL HOLDINGS OF THE COMPANY'S COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS AS OF AUGUST 9, 1999.



         Name of                                      Amount and Nature of                      Percent
         Beneficial Owner                             Beneficial Ownership(1)                    of Class
         ----------------                             -----------------------                    --------
         Jeffrey A. Bernfeld                                49,258                                 (2)
         William L. Adams                                   20,000                                 (2)
         Joseph Callerame                                   31,600                                 (2)
         Herman Feshbach                                    26,040                                 (2)
         Al Gladen                                          62,055                                1.26
         Roger P. Heinisch                                     333                                 (2)
         Hamilton W. Helmer                                 62,781                                1.26
         Donald J. McCarren                                 70,581                                1.42
         William E. Odom                                    30,000                                 (2)
         Alan H. Rutan                                      46,874                                 1.0
         Ralph S. Sheridan                                 476,743                                9.21
         Lee C. Steele                                      82,917                                 1.7
         Carl W. Vogt                                       33,166                                 (2)
         Directors and Officers
             as a Group (12 persons)                       992,348                               17.97

(1) Includes shares that may be acquired under stock options and warrants exercisable within sixty days after the date of this table, as follows:
         Mr. Bernfeld - 46,667; Dr. Adams - 10,000; Dr. Callerame - 25,000; Dr. Feshbach - 9,500; Mr. Gladen - 21,000; Dr. Heinisch - 0; Dr. Helmer - 53,000; Dr. McCarren - 54,000; Mr. Odom - 21,000; Mr. Rutan -29,334;
         Mr. Sheridan - 270,000; Mr. Steele - 63,300; Mr. Vogt - 14,000; and all Directors and Officers as a group - 616,801. All ownership reported herein includes sole voting and investment power.

(2)      Amount owned constitutes less than one percent.

                                     [LOGO]

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                             829 MIDDLESEX TURNPIKE
                              BILLERICA, MA 01821

August 23, 1999

To our stockholders:

    You are cordially invited to attend the Special Meeting in Lieu of Annual Meeting of Stockholders of American Science and Engineering, Inc. to be held September 23, 1999 at 10:30 a.m. at the Renaissiance Bedford Hotel. The Board of Directors and management look forward to personally greeting those shareholders able to attend.

    The accompanying proxy statement asks for your vote in favor of a new stock option plan for our employees. We recognize that option plans have come under increasing scrutiny in recent years and we have designed a plan that is responsive to your concerns as stockholders.

    We are a high technology company located in an area where high-tech professionals are in great demand. Our engineers, scientists and other professionals are, and must be, among the very best available anywhere in order for us to realize our ambitions for AS&E. Stock options are an important recruiting tool for us in several ways.

    Most obviously, the companies with which we compete for talent almost all have option plans and it has virtually become almost a requirement to be able to offer highly skilled employees a compensation package that includes options. Additionally, we are a small company competing against many companies with more financial resources. We cannot always match the cash compensation that those companies offer. Options are a valuable recruiting tool and an important part of the compensation package which offers the extra advantage of tying employees' interests directly to our stockholders' interests. In an increasingly mobile job market, the ability to encourage and increase employee loyalty by using options which increase in value over time is a useful way to build and maintain a stable, highly productive organization.

    Options also enable us to provide valuable compensation to our employees without impacting either cash flow or profitability. If we were to substitute cash compensation, in the form of either salary or bonus, for options, we would immediately feel the drain on cash, and the expense would have to be recognized every quarter as a direct reduction from the bottom line.

    Experience indicates that our employees do understand the value of their options, and do make use of the benefits of a successful option program, which in turn provides direct benefits to the company. Last fiscal year, for example, the company received over $800,000 in cash from employees who exercised their options. That cash, in turn, was available to the company for investment in research, infrastructure, marketing, and all of the other important functions that are necessary for our success.

    One of the concerns stockholders have expressed about option plans is that when their stock price decreases, many companies reprice options, so that employees share the upside benefits with stockholders, but not the downside risk. You should be aware that for at least as long as I have been CEO, AS&E has not repriced options, and the plan we have asked you to approve formalizes that previously unstated policy by prohibiting the repricing of options issued under this plan.

    To further align the interests of our senior people with yours, the plan also provides that all employees eligible for our incentive program, which generally covers our most senior, experienced personnel, cannot exercise options unless the price is at least $2.00 per share higher than the price at which the option was granted. Thus, our most senior employees will not benefit from options granted under this plan unless and until all stockholders have benefited.

    The directors of your company recommend that you vote FOR this plan because of the important benefits it provides. If you have any questions about the plan, please call me, our Chairman, General William Odom, or Jeff Bernfeld, our Vice President and General Counsel, at 800-225-1608. Thank you for your consideration, and I look forward to seeing you at our Annual Meeting on September 23rd.

                                          Very truly yours,

                                          /s/ Ralph S. Sheridan
                                          --------------------------------------
                                          Ralph S. Sheridan
                                          President and CEO

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                             829 MIDDLESEX TURNPIKE
                         BILLERICA, MASSACHUSETTS 01821

                            ------------------------

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 23, 1999

                            ------------------------

    The Special Meeting in Lieu of Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") will be held Thursday, September 23, 1999, at 10:30 A.M., at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, for the following purposes:

        (1) To fix the number of Directors of the Company at seven for the ensuing year, and to elect the seven persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified;

        (2) To consider and act upon the adoption of the Company's 1999 Combination Stock Option Plan; and

        (3) To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

    Stockholders of record at the close of business on August 9, 1999 are entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey A. Bernfeld
                                          --------------------------------------
                                          Jeffrey A. Bernfeld
                                          Clerk

August 23, 1999

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                             829 MIDDLESEX TURNPIKE
                         BILLERICA, MASSACHUSETTS 01821

                                PROXY STATEMENT

    The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. (the "Company") for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Thursday, September 23, 1999, at 10:30 a.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, and at any adjournment of the meeting (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

    Stockholders of record at the close of business on August 9, 1999 are entitled to notice of and to vote at the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on August 9, 1999, 4,904,493 shares of Common Stock of the Company were outstanding.

    This Proxy Statement and the accompanying Proxy will first be mailed to stockholders on or about August 23, 1999. A copy of the Annual Report of the Company for its fiscal year ended March 31, 1999 accompanies this Proxy Statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's By-laws provide that the Board of Directors of the Company shall consist of not less than three nor more than twelve directors. The Board of Directors currently consists of eight members, whose terms expire at the Meeting. The directors are recommending that the size of the Board be set at seven members due to the retirement of one director and that the seven continuing directors identified below be re-elected.

    The affirmative vote of a majority of the shares of Common Stock of the Company voted in person or by proxy at the Meeting is required to fix the number of directors and a plurality of the affirmative votes cast is required to elect each of the seven directors. Each director will serve for one year and until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee's nomination.

    Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR fixing the number of directors at seven and electing the seven nominees listed below as directors of the Company.

NOMINEES

    The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:

                                      POSITIONS AND OFFICES OF   DATE ASSUMED
NAME                            AGE         COMPANY HELD        EACH POSITION
------------------------------  ---   ------------------------  --------------
Herman Feshbach...............  82    Director                  September 1975
Roger P. Heinisch.............  61    Director                  June 24, 1999
Hamilton W. Helmer............  52    Director                  February 1993
Donald J. McCarren............  59    Director                  February 1993
William E. Odom...............  66    Director                  September 1996
                                      Chairman                  September 1998
Ralph S. Sheridan.............  49    Director                  January 1994
                                      President & CEO           September 1993
Carl W. Vogt..................  63    Director                  June 1997

    Dr. Herman Feshbach is an Institute Professor Emeritus at the Massachusetts Institute of Technology, a position he has held for more than five years, and has previously served as Chairman of the Physics Department at MIT and Director of the MIT Center for Theoretical Physics. He is a past President of the American Physical Society and the American Academy of Arts and Sciences and is a Fellow of both those Organizations and of the American Association for the Advancement of Sciences. He is on the Board of Governors for Tel Aviv University and the Weizmann Institute of Science, is on the Board of Editors for Daedalus and Editor of the Annals of Physics, and has served as Chairman or Member on numerous committees for the Department of Energy, the National Science Foundation, the National Academy of Sciences, and the American Physical Society. He was awarded the National Medal of Science by President Reagan in 1986. Dr. Feshbach received his Ph.D. from MIT.

    Dr. Roger P. Heinisch worked at Honeywell corporation from 1968 to 1991 in various engineering positions before becoming Director of Research in 1978; Director of the Systems and Research Center and Vice President in 1982; Vice President of Flight Systems Operations in 1985; Corporate Vice President of Advanced Technology in 1988; and Vice President of Materials and Manufacturing for the Defense Systems Group in 1990. He assumed the position of Vice President, Engineering with Alliant Techsystems when that company was spun off from Honeywell in 1991. From 1995 until April of 1997, Dr. Heinisch also assumed responsibility for Information Systems and Technology at Alliant. Dr. Heinisch holds a B.S. and an M.S. in Nuclear Engineering from Marquette University and a Ph.D. in Engineering Science from Purdue University. Currently, Mr. Heinisch serves on the boards of Nichols Research Corp., Nonvolatile Electronics, Inc., Theseus Logic Inc., Third Wave Systems, Point Cloud and Superior Vocabulary.

    Dr. Hamilton W. Helmer has, for the last 16 years, been Managing Partner of Helmer & Associates, a strategic consulting firm located in Los Altos, California. Prior to that, Dr. Helmer worked for Bain & Co. Dr. Helmer holds a Ph.D. in Economics from Yale University.

    Dr. Donald J. McCarren is President of an early stage, privately held, functional genomics research organization, AlphaGene, Inc. Previously, Dr. McCarren served as President of the National Center for Genome Resources, a non-profit corporation located in Santa Fe, New Mexico, which supports genome projects and related research by providing resources such as expertise in bioinformatics. Prior to assuming that position in 1997, Dr. McCarren was the founder of Tacora Corporation, a medical technology company located in Seattle, Washington. From July 1992 to June 1994, he was President and Chief Operating Officer of ImmunoGen, Inc., a small molecule cancer research and development company located in Cambridge, Massachusetts. Prior to that, Dr. McCarren spent almost 9 years in Erbamont N.V. serving as President (1990 to 1992) of the Adria Laboratories Division of Erbamont N.V. in Columbus, Ohio, and Corporate Vice President of Worldwide Marketing and Business Development (1989 to 1990) and Vice President of Far East and Austral-Asian Operations (1986 to 1989) of Erbamont, N.V. Dr. McCarren holds a Ph.D. in Developmental Economics.

    General William E. Odom is the Director of National Security Studies for the Hudson Institute in Washington, D.C. and an adjunct Professor in the Department of Political Science at Yale University. Prior to joining the Hudson Institute in 1988, General Odom spent 34 years as an officer in the United States Army, retiring with the rank of Lieutenant General. While on active duty, General Odom served as Director of the National Security Agency for three years, Assistant Chief of Staff for Intelligence for the Department of the Army for four years and Military Assistant to the President's National Security Advisor for four years. General Odom received his B.S. degree from West Point and Masters and Ph.D. degrees from Columbia University. General Odom is on the Board of Directors of Nichols Research Corporation of Huntsville, Alabama, V-ONE Corporation of Rockville, Maryland, Middlebury College, from which he received an honorary doctorate, and the Institute for the Study of Diplomacy at Georgetown University. General Odom is the author of five books and numerous articles.

    Mr. Ralph S. Sheridan was elected President and Chief Executive Officer of the Company in September 1993, and in January of 1994, he was elected a Director. Prior to joining the Company, Mr. Sheridan ran his own consulting and investment firm, Value Management Corporation, in Waltham, Massachusetts. Prior to that, Mr. Sheridan was President and CEO (1988-1989) and Vice President of Marketing and Operations (1987-1988) of HEC Energy Corp., in Boston, Massachusetts. Before joining HEC, Mr. Sheridan held the position of Vice President of Operations for the Engineered Systems and Controls Group (1984-1986) and Vice President of Corporate Business Development (1981-1984) at Combustion Engineering, Inc. in Stamford, Connecticut. Mr. Sheridan holds a B.S. in Chemistry and an M.B.A., both from Ohio State University.

    Mr. Carl W. Vogt was elected to the Board in June, 1997. He is a partner in the Washington, D.C. office of the national law firm of Fulbright & Jaworski. Mr. Vogt has been with that firm since 1966, with various periods away from the firm to perform government service. In 1992, he was appointed by President Bush as the Chairman of the National Transportation Safety Board, where he served until 1994. Mr. Vogt earned his bachelor's degree from Williams College and his law degree from the University of Texas Law School.

EXECUTIVE OFFICERS (WHO ARE NOT ALSO DIRECTORS)

                                   POSITIONS AND OFFICES OF        DATE ASSUMED
NAME                       AGE           COMPANY HELD             EACH POSITION
-------------------------  --- ---------------------------------  --------------
William L. Adams.........  66  Vice President, Operations         September 1998
Jeffrey A. Bernfeld......  42  Vice President, General Counsel &  February 1996
                                 Clerk
Joseph Callerame.........  49  Vice President, Technology Chief   June 1998
                                 Technology Officer
Alan H. Rutan............  58  Vice President, Engineering        July 1996
Lee C. Steele............  50  Vice President, Finance,           September 1994
                               Treasurer & CFO

    Dr. William Adams is President of Adtech Consulting, Inc., a technology and management consulting firm located in Columbus, Ohio. Dr. Adams joined AS&E in July 1997 as acting Chief Technology Officer. In August 1998 he became the acting Vice President of Operations and was elected to that position in September. Prior to joining AS&E, Dr. Adams spent over thirty years in engineering and general management in process automation firms including AccuRay, Combustion Engineering, and ABB. During this period he held positions as Vice President of Field Service, VP of Engineering, Senior Vice President of Engineering, Manufacturing, and Marketing, and Vice President of Quality. Dr. Adams holds a B.S. in

Electrical Engineering from Michigan Technological University, an M.S. in Electrical Engineering from MIT, and a Ph.D. from Purdue University

    Mr. Jeffrey A. Bernfeld joined AS&E as Vice President, General Counsel and Clerk in February 1996. Prior to that time, he was Vice President and General Counsel of Spire Corporation in Bedford, Massachusetts for three and one-half years; a founder and Managing Director of Global Solutions, Inc. in Wellesley, Massachusetts for one year; Vice President and General Counsel of The Mediplex Group in Wellesley, Massachusetts for two years; and a partner at Goldstein & Manello, a law firm in Boston, Massachusetts, where he began his career as an Associate in 1981. Mr. Bernfeld received his B.A. from Brandeis University and his J.D. from New York University School of Law. Mr. Bernfeld is a director of Summit Technology, Inc. of Waltham, Massachusetts.

    Dr. Joseph Callerame joined American Science and Engineering, Inc. in June 1998 as Vice President, Technology, and Chief Technology Officer. Prior to joining AS&E, Dr. Callerame spent over twenty years at Raytheon Company, most recently as Manager, Engineering and Technology Development and Consulting Scientist, at Raytheon Electronic Systems. Prior to that appointment, Dr. Callerame was Deputy General Manager of Raytheon's Corporate Research Division. Dr. Callerame received his B.A. in Physics from Columbia College, and his M.A. and Ph.D., also in Physics, from Harvard University. After receiving his Ph.D. and prior to his employment at Raytheon, Dr. Callerame served as a Post-Doctoral Fellow in Nuclear Physics at M.I.T.

    Mr. Alan H. Rutan joined the Company in July 1996 as Vice President of Engineering. Prior to that time, Mr. Rutan spent 11 years at Raytheon Company, most recently as Manager of the Air Defense Systems Department, where his work focused on radar systems engineering and signal processing. Prior to his Raytheon experience, Mr. Rutan spent seven years at GTE Laboratories as a Senior Member of the Technical Staff. From 1974 to 1978, Mr. Rutan ran his own consulting firm, Signal Processing Associates, Inc., which specialized in image processing applications for various government security organizations. Mr. Rutan received his B.A. in Physics from Harvard University.

    Mr. Lee C. Steele joined the Company in September 1994 as Vice President of Finance and Chief Financial Officer. From 1991 until he joined the Company, Mr. Steele was a principal of Asset Management Corporation, a Waltham, Massachusetts consulting firm specializing in the analysis and resolution of complex financial and operational challenges for small and medium size businesses. Until 1991, Mr. Steele was a Partner at Deloitte & Touche, specializing in profit planning, corporate finance and troubled company situations. He holds an M.B.A. from Harvard Business School and an engineering degree from Case Western Reserve University.

MEETINGS OF BOARD OF DIRECTORS AND COMMITTEES

    During the fiscal year ended March 31, 1999, the Board of Directors of the Company met 7 times. All of the eight incumbent directors except Dr. Feshbach attended 75% or more of the aggregate of the total number of meetings of the Board held during the period he was a director and of the meetings of committees of the Board on which he served. The Board of Directors has three standing
Committees: the Audit, Compensation and Nominating Committees.

    The Audit Committee consists of Dr. Hamilton W. Helmer and Dr. Donald J. McCarren. This Committee, which met once during fiscal 1999, is primarily responsible for reviewing the activities of the Company's independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review to the Company's management, and reviewing and evaluating the Company's financial statements, accounting policies, reporting practices and internal controls.

    The Compensation Committee consists of Mr. Carl W. Vogt and Gen. William E. Odom. This Committee, which met once during fiscal 1999, is responsible for making recommendations to the Company's Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company's Chief Executive Officer and other executive employees of the Company and for the administration of the Company's stock option plans.

    The Nominating Committee consists of Gen. William E. Odom and Mr. Ralph S. Sheridan. The Committee did not formally meet during fiscal 1999. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board. The Company's By-Laws currently do not set forth any procedure for the nomination of candidates for director by stockholders.

COMPENSATION OF DIRECTORS

    Directors who are also employees of the Company do not receive additional compensation as directors. Non-employee directors (other than the Chairman) receive annual compensation of 2,000 shares of Company Common Stock issuable on January 10th in each year, and options to purchase 7,000 shares of Common Stock at the closing price on the date of the Annual Meeting in each year. The Chairman receives 3,000 shares of Common Stock on January 10th in each year and the former Chairman, Dr. Feshbach, received 2,500 shares on January 10(th), as well as an annual retainer in the amount of $14,330 which was paid to Dr. Feshbach after the end of the fiscal year. No meeting fees or other fees are payable to any director. See Item 13--Certain Relationships and Related Transactions for additional information concerning certain Directors.

    Dr. Feshbach is covered by a nonfunded deferred compensation plan (adopted in 1976 and amended in 1977, 1980, 1986, 1990 and 1992) that provides for periodic payments beginning at age 65, based on length of service. During the year, Dr. Feshbach received $4,752 under the Plan.

          OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

    As of August 9, 1999, the Company was not aware of any person or entity beneficially owning 5% or more of the Company's Common Stock, except as set forth below. The following table sets forth the Common Stock holdings of the Company's directors, nominees for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below and all directors and executive officers as a group as of August 9, 1999.

BENEFICIAL HOLDINGS OF THE COMPANY'S COMMON STOCK BY DIRECTORS AND EXECUTIVE
  OFFICERS AS OF AUGUST 9, 1999.

                                                               AMOUNT AND NATURE OF
                                                                    BENEFICIAL          PERCENT
NAME OF BENEFICIAL OWNER                                           OWNERSHIP(1)        OF CLASS
------------------------------------------------------------  ----------------------  -----------
Jeffrey A. Bernfeld.........................................            49,258               (2)
William L. Adams............................................            20,000               (2)
Joseph Callerame............................................            31,600               (2)
Herman Feshbach.............................................            19,040               (2)
Al Gladen...................................................            62,055              1.26
Roger P. Heinisch...........................................               333               (2)
Hamilton W. Helmer..........................................            55,781              1.13
Donald J. McCarren..........................................            63,581              1.28
William E. Odom.............................................            23,000               (2)
Alan H. Rutan...............................................            46,874               1.0
Ralph S. Sheridan...........................................           476,743              9.21
Lee C. Steele...............................................            82,917               1.7
Carl W. Vogt................................................            26,166               (2)
Directors and Officers as a Group (12 persons)..............           957,348              17.3

------------------------

(1) Includes shares that may be acquired under stock options and warrants exercisable within sixty days after the date of this table, as follows: Mr. Bernfeld--46,667; Dr. Adams--10,000; Dr. Callerame-- 25,000; Dr.
    Feshbach--9,500; Mr. Gladen--21,000; Dr. Heinisch--0; Dr. Helmer--53,000; Dr. McCarren--54,000; Mr. Odom--21,000; Mr. Rutan--29,334; Mr.
    Sheridan--270,000; Mr. Steele--63,300; Mr. Vogt--14,000; and all Directors and Officers as a group--616,801. All ownership reported herein includes sole voting and investment power.

(2) Amount owned constitutes less than one percent.

                             EXECUTIVE COMPENSATION

    The following chart provides information concerning compensation paid by the Company during the year ended March 31, 1999 to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                            ANNUAL COMPENSATION     -------------
                                                          ------------------------  OPTION AWARDS        ALL OTHER
NAME AND PRINCIPAL POSITION                  FISCAL YEAR  SALARY ($)    BONUS ($)        (#)        COMPENSATION ($)(1)
-------------------------------------------  -----------  -----------  -----------  -------------  ---------------------

Ralph S. Sheridan..........................        1999      245,495      230,000(2)          --             5,658
President and CEO                                  1998      240,000      230,000(2)          --             7,729
                                                   1997      222,213      270,385(2)     225,000             4,479

William L. Adams...........................        1999      174,500           --         10,000                --
Vice President Operations                          1998      112,800           --             --                --

Jeffrey A. Bernfeld........................        1999      166,350           --(3)          --               980
Vice President, General Counsel                    1998      130,000       30,000         20,000               408
                                                   1997      120,408       19,000         16,000               408

Joseph Callerame...........................        1999      160,828           --(3)      50,000             2,212
Vice President and CTO                             1998           --           --             --                --

Lee C. Steele..............................        1999      135,664       45,000(3)      10,000               774
Vice President and CFO                             1998      125,077       29,750         30,000               752
                                                   1997      120,560       27,000             --               752

------------------------

(1) All Other Compensation includes imputed income from taxable life insurance premiums paid by the Company, and, for Mr. Sheridan, a leased automobile.

(2) Mr. Sheridan's bonus is paid in respect of "contract years" ending September 30th in each year and is paid in cash, except in fiscal year 1997 when the bonus also included Company stock and payments made to him to alleviate the tax impact of the stock bonus.

(3) The bonus amount for these officers has not been determined for fiscal year 1999.

    Mr. Sheridan has an employment contract with the Company that provides for his employment as President and Chief Executive Officer, and as a Director, through September 1999, at an initial annual salary of $240,000 (presently $255,000), subject to annual review, plus performance bonuses tied to specific accomplishments. This contract replaces Mr. Sheridan's original contract with the Company, which expired in September 1996.

    Under the contract, Mr. Sheridan is eligible to receive an annual bonus of up to $230,000 in each contract year, based on his accomplishment of goals established by the Compensation Committee. Under the previous contract, but not under the current contract, Mr. Sheridan also received a bonus of up to 10,000 shares of common stock and an amount calculated to compensate him for the taxes due on the stock portion of this bonus. In addition, in October 1996 the Company granted Mr. Sheridan options to purchase 225,000 shares of the Company's Common Stock at an exercise price of $14.00 per share, the fair market value of the Company's Common Stock on the date of grant. The options become exercisable at the rate of 75,000 options per year on the first three anniversaries of the grant.

    Mr. Sheridan recognized no income upon the issuance of the options. When the options are exercised, Mr. Sheridan will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock received upon the exercise of the option and the amount paid for the Common Stock. At that time, the Company will be allowed a deduction equal to the amount recognized as ordinary income by Mr. Sheridan. The options provide that to the extent that exercise of an option would give rise to compensation expense that the Company reasonably expects will not be deductible for tax purposes in any given taxable year pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, the number of shares as to which the options may be exercised during that taxable year shall be limited.

    Under his initial employment contract, Mr. Sheridan purchased 160,000 treasury shares of the Company's Common Stock payable by promissory note. The note is due on the earlier of September 15, 2003 or the termination of Mr. Sheridan's employment. The Company has agreed to reimburse Mr. Sheridan for the interest payable under the note in most circumstances.

    Mr. Sheridan is entitled to receive the same benefits as other senior executives of the Company, as well as to the use of a car.

    In the event that Mr. Sheridan's employment with the Company is terminated without Cause, or by him for Good Reason (as defined in the employment contract), he will receive twelve months' pay and any previously earned bonuses. In the event that Mr. Sheridan's employment with the Company is terminated for Cause, or by him other than for Good Reason (as defined in the employment contract), or by his death or disability, he will not be entitled to receive any salary beyond the date of termination, and he will only be entitled to receive previously earned bonuses if the termination is caused by death or disability.

    Dr. Callerame and Mr. Steele have agreements with the Company granting each of them severance payments equal to one year's salary if he is terminated in connection with a change of control of the Company as defined in the agreement. The agreement also provides that if each of them is terminated for any reason other than "Cause" as defined in the agreement, he will be entitled to receive an amount equal to at least six months' salary.

/ / THE FOLLOWING TABLES PROVIDE INFORMATION CONCERNING THE GRANT OF OPTIONS IN FISCAL YEAR 1999 TO EXECUTIVE OFFICERS NAMED IN THE SUMMARY COMPENSATION TABLE AND OPTIONS EXERCISED BY THOSE OFFICERS.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                        POTENTIAL REALIZABLE
                                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                                               ------------------------------------------------------  ANNUAL RATES OF STOCK
                                                              % OF TOTAL                               PRICE APPRECIATION FOR
                                                                OPTIONS                                   OPTION TERM ($)
                                                 OPTIONS      GRANTED TO      EXERCISE    EXPIRATION   ----------------------
                                                 GRANTED     ALL EMPLOYEES    PRICE ($)      DATE        5%/YEAR    10%/YEAR
                                               -----------  ---------------  -----------  -----------  -----------  ---------
Ralph S. Sheridan............................           0            N/A            N/A          N/A          N/A         N/A
William L. Adams.............................      10,000             3%          13.00            *            0      54,804
Jeffrey A. Bernfeld..........................           0            N/A            N/A          N/A          N/A         N/A
Joseph Callerame.............................      50,000            14%          13.50      6/01/08            0     249,021
Lee C. Steele................................      10,000             3%          11.50     11/10/08        1,059      69,804

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                            NUMBER OF                VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                                                       AT FISCAL YEAR END--          AT FISCAL YEAR END--
                                   SHARES                               MARCH 31, 1999 (#)            MARCH 31, 1999 ($)
                                 ACQUIRED ON           VALUE        --------------------------  ------------------------------
                                EXERCISE (#)       REALIZED ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
                              -----------------  -----------------  -----------  -------------  -----------  -----------------
Ralph S. Sheridan...........              0                  0         270,000        75,000       480,000              --
William L. Adams............              0                  0          10,000            --            --              --
Joseph Callerame............              0                  0          12,500        37,500            --              --
Jeffrey A. Bernfeld.........              0                  0          46,667        13,333            --              --
Lee C. Steele...............              0                  0          63,300        26,700       271,875              --

------------------------

* Options expire one year after his service with American Science and Engineering, Inc. has ended.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

    During the fiscal year ended March 31, 1999, the Company's Compensation Committee consisted of Mr. Carl Vogt and General William E. Odom. No reportable relationship existed with respect to any member of the Compensation Committee.

                           RELATED PARTY TRANSACTIONS

    In April, 1995 a group that included three of the Company's Officers and one Company Director made a loan to the Company in the total amount of $650,000. The proceeds of the loan were used for general working capital purposes. The loan was paid off in full on a timely basis.

    The Board of Directors determined that the loan was necessary and the terms appropriate. The Company had been seeking short-term financing from several banks, but conclusion of a conventional line of credit arrangement was delayed pending resolution of the lawsuit brought by the Company's founder, in which the Company has now received a favorable jury verdict. In addition, portions of the Company's working capital had been tied up in slow-paying foreign accounts receivable and as collateral for letters of credit supporting certain international sales. These factors justified a form of short-term "bridge loan" while the Company worked on a more permanent financing alternative.

    The loan terminated on August 15, 1995, and bore interest at the prime rate plus two percent. The Company granted a security interest in all of its assets to the lending group during the pendency of the loan. As additional consideration, the Company issued a total of 6,500 shares of its Common Stock and warrants to purchase 65,000 shares of its Common Stock proportionally to the lenders. The warrant exercise price was the lowest trading price of the stock on the American Stock Exchange during the term of the loan. All of the warrants were exercised and the Company has registered these shares.

    Ralph S. Sheridan, the Company's President and CEO, provided $200,000 of the loan funds. Al Gladen, who subsequently became a Director, provided $300,000. Lee C. Steele, the Company's Vice President of Finance and CFO, provided $75,000. Donald J. McCarren, a Director of the Company, provided $50,000. Peter
W. Harris, former Vice President of Sales and Marketing, provided $25,000.

    Mr. Gladen provides engineering and management services to the Company on a regular basis. In fiscal year 1999, the compensation paid to Dabster, Inc., a corporation of which Mr. Gladen is the President, for such services was $212,000. Mr. Gladen is retiring as a Director as of September 23, 1999.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (consisting of the two outside Directors whose names appear below this Report) has sole responsibility for compensation issues relating to the Chief Executive Officer. Compensation practices and policies for the other executive officers are set by the Chief Executive Officer with the advice of the Compensation Committee.

    The Compensation Committee has formulated an approach to all executive compensation that emphasizes the establishment of goals and objectives for each executive and for the Company as a whole and ties a substantial portion of executive compensation to the performance of the executive and the Company with respect to these goals and objectives. Base compensation for executive officers (and many other Company employees) is established on the basis of an analysis of salaries received by comparable employees of high-tech and manufacturing companies in the Greater Boston area, company financial results and prospects, and individual contributions relative to the job description and past performance of each officer.

    In line with this approach, the Company entered into a new employment agreement with its President and Chief Executive Officer, Mr. Ralph S. Sheridan, in 1996 (effective as of September 1996). This Agreement was based, in part, on an independent consultant's analysis of compensation arrangements for chief executives of comparable companies, and was also based on a careful review of the most important goals and objectives for the Company. The Agreement provides for annual cash compensation of $240,000, subject to annual adjustment, plus annual incentive bonuses of up to $230,000 tied to specific, agreed upon performance criteria. In addition, in order to provide for long-term incentives, the Company has issued to Mr. Sheridan nonstatutory stock options to purchase 225,000 shares of Common Stock which vest ratably over three years.

    For the contract year ended in September 1998, the Committee awarded Mr. Sheridan a cash bonus of $230,000, representing 100% of the potential award under his contract. This award represents the Committees determination that Mr. Sheridan had done an excellent job over the preceding twelve months and had met all of the goals and objectives jointly established by the Committee and Mr. Sheridan.

    Also in keeping with its performance-based compensation philosophy, in the spring of 1994, the Company implemented an incentive compensation program for all executives who report directly to the Office of the President. Under this new policy, these executives receive a specified portion of their total compensation (ranging from 10% to 50%) based upon two factors: their completion of agreed upon goals and objectives, and the performance of the entire Company.

    Report Submitted By: Mr. Carl W. Vogt and Gen. William E. Odom.

/ / STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to the returns of the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's 500 High-Tech Composite Stock Price Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   DOLLARS
Years Ending
                     AMERICAN SCIENCE      S&P 500 COMP-LTD       TECHNOLOGY-500
                          ENGINEERING
Mar-94                         100.00                100.00               100.00
Mar-95                         161.29                115.57               126.54
Mar-96                         254.84                152.67               170.85
Mar-97                         312.90                182.93               230.96
Mar-98                         351.61                270.74               349.06
Mar-99                         183.87                320.72               559.93

                                                        INDEXED RETURNS
                                             --------------------------------------
                                     BASE                 YEARS ENDING
                                     PERIOD  --------------------------------------
COMPANY/INDEX                        MAR94   MAR95   MAR96   MAR97   MAR98   MAR99
-----------------------------------  -----   ------  ------  ------  ------  ------
AMERICAN SCIENCE AND ENGINEERING...   100    161.29  254.84  312.90  351.61  183.87
S&P 500 COMP-LTD...................   100    115.57  152.67  182.93  270.74  320.72
TECHNOLOGY-500.....................   100    126.54  170.85  230.96  349.06  559.93

Note: Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year (and reinvestment of dividends) in the Company's Common Stock, Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's 500 High-Tech Composite Stock Price Index.

                                 PROPOSAL NO. 2
              TO ADOPT THE AMERICAN SCIENCE AND ENGINEERING, INC.
                       1999 COMBINATION STOCK OPTION PLAN

    In August 1999, the Board of Directors adopted, subject to stockholder approval, the Company's 1999 Combination Stock Option Plan (the "1999 Plan"). The 1999 Plan is intended to provide long-term incentives and rewards to the employees of the Company and its subsidiaries and other persons who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries, to assist the Company in retaining and attracting executives and employees with requisite experience and ability and to associate more closely the interests of such officers with those of the Company's stockholders. The following is a summary of certain material features of the 1999 Plan and is qualified in its entirety by reference to the full text of the 1999 Plan, which is set forth as Exhibit A to this Proxy Statement.

    1999 PLAN. Under the 1999 Plan, the Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), and other stock options which are not qualified as incentive stock options ("nonqualified stock options"). Incentive stock options may only be granted to employees of the Company at the time of grant. Nonqualified stock options may be granted to employees and other persons selected by the committee designated by the Board of Directors to administer the 1999 Plan.

    STOCK AVAILABLE FOR OPTIONS. Under the 1999 Plan, an aggregate of 600,000 shares of Common Stock are available for issuance, subject to adjustment for any recapitalization, reclassification, stock split, stock combination, stock dividend or certain other corporate reorganizations. Shares to be delivered under the 1999 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Shares subject to options that cease to be exercisable for any reason will be available for subsequent stock option grants under the 1999 Plan.

    ADMINISTRATION. The 1999 Plan is administered by a committee designated by the Board of Directors of the Company, which shall consist, at the discretion of the Board of Directors, of either two or more non-employee directors designated by the Board of Directors or all of the members of the Board of Directors. Subject to the 1999 Plan, the committee selects persons to whom options are granted, the exercise price for options, the number of shares covered by any option, the term of any option, any restrictions on any options, the time during which any option is exercisable and the vesting of any option, provided that all options shall be fully vested within 9 years of the date granted. The committee also has the authority to adopt rules and make other determinations with respect to the administration of the 1999 Plan.

    ELIGIBILITY. Under the 1999 Plan, options may be granted to employees of the Company and to other persons who are in a position to contribute to the long-term success and growth of the Company and its subsidiaries. Currently, there are approximately 310 employees eligible to participate in the 1999 Plan.

    EXERCISE PRICE. Under the 1999 Plan, the committee has the authority to grant nonqualified stock options at any price not less than the par value
($.66 2/3 per share) of the Common Stock. The purchase price per share of Common Stock subject to an incentive stock option under the 1999 Plan may not be less than the fair market value of a share of Common Stock on the date of grant, or, in the case of persons owning Common Stock possessing ten percent or more of the voting power of all outstanding capital stock of the Company on the date of grant, not less than 110% of the fair market value of the Common Stock on the date of grant. The purchase price of shares of Common Stock issuable upon exercise of any options may not be changed, amended or repriced after the option is granted.

    LIMITATION ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value of Common Stock (measured at the time of grant) with respect to which incentive stock options are first exercisable during any calendar year under the 1999 Plan and any other plan of the Company providing for incentive stock options exceeds $100,000, such incentive stock options shall be treated as nonqualified options.

    EXERCISE OF OPTIONS. Options granted under the 1999 Plan may not be exercised more than ten years from the date of grant, and in the case of incentive stock options issued to persons owning Common Stock possessing ten percent or more of the voting power of all outstanding capital stock of the Company on the date of grant, more than five years from the date of grant. Options granted to an employee eligible to participate in the Company's Incentive Bonus Program may not be exercisable unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of such option by at least $2.00. The exercise price of options granted under the 1999 Plan may be paid in cash, by delivery of shares of Common Stock (valued at their fair market value on the date of exercise), by delivery of any other property (valued at its fair market value on the date of exercise), by a combination of cash, shares of Common Stock and other property, or by exercise of the option on a net issuance basis (a "cashless exercise"), as the committee may permit.

    RIGHTS IN THE EVENT OF TERMINATION OR DEATH. Incentive stock options granted under the 1999 Plan may not be exercised beyond three months after the option holder ceases to be an employee of the Company, except that exercise is permitted for up to one year after termination of employment by reason of death or permanent and total disability. Further, to the extent that an option granted as an incentive stock option is not treated as such, the option may be exercised by an option holder who has ceased to be an employee of the Company until ten years from the date of grant. Nonqualified stock options granted under the 1999 Plan may be exercised by an option holder who has ceased to be an employee of the Company until ten years from the date of grant.

    AMENDMENT OR TERMINATION OF THE 1999 PLAN. The 1999 Plan may be amended, suspended or terminated at any time by the Board of Directors, provided that no amendment may be made without stockholder approval if such approval is necessary under the Internal Revenue Code, any applicable rules and regulations of the Securities and Exchange Commission, or the rules and regulations of the American Stock Exchange or any other exchange or stock market on which the Company's securities are listed or quoted.

    DURATION OF THE 1999 PLAN. Options under the 1999 Plan may not be granted after August 13, 2009.

    FEDERAL TAX CONSEQUENCES. The following general discussion of the Federal income tax consequences of the issuance and exercise of options granted under the 1999 Plan is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the Federal income tax consequences of the 1999 Plan or of the requirements that must be met in order to qualify for the described tax treatment. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 1999 Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

    INCENTIVE STOCK OPTIONS UNDER THE 1999 PLAN. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. However, under certain circumstances, there may be alternative minimum tax or other tax consequences, as discussed below.

    An option holder will recognize taxable income upon the disposition of the shares of Common Stock received upon exercise of an incentive stock option. Any gain recognized upon a disposition that is not a "disqualifying disposition" (as defined below) will be taxable as a long-term capital gain.

    A "disqualifying disposition" means any disposition of shares of Common Stock acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were transferred to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option exercise price under another incentive stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (i) the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount actually realized over (ii) the option exercise price will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as either long-term or short-term capital gain, depending on the option holder's holding period for the shares. In the case of a gift or certain other transfers, the amount of ordinary income taxable to the option holder is not limited to the amount of gain which would be recognized in the case of a sale. Instead, it is equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price.

    Executive officers will generally be subject to Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)") upon their sale of shares of Common Stock and this may affect their tax liability. If such an officer makes a disqualifying disposition, the date on which the fair market value of the shares is determined (the "Determination Date") may be postponed under certain circumstances. On the Determination Date, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock at that time over the option exercise price. Despite the general rule, if there is a disqualifying disposition and the Determination Date is after the date of exercise, the option holder may make an election pursuant to Section 83(b) of the Code in which case the option holder will recognize ordinary taxable income at the time the stock option is exercised and not on the later date. In order to be effective, the 83(b) election must be made within 30 days after exercise.

    In general, in the year of exercise of an incentive stock option, an employee must include the excess of the fair market value of the shares issued upon exercise over the exercise price in the calculation of alternative minimum taxable income. The application of the alternative minimum tax rules for an option holder subject to Section 16(b) are more complex and may depend upon whether the holder makes a Section 83(b) election, as described above.

    The Company will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option provided the option holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

    NONQUALIFIED STOCK OPTIONS UNDER THE 1999 PLAN. The recipient of a nonqualified stock option under the 1999 Plan will not recognize any taxable income at the time the option is granted.

    Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the option exercise price. Upon a subsequent sale of the shares of Common Stock, long-term or short-term capital gain or loss (depending upon the holding period) will generally be recognized equal to the excess of the difference between the amount realized over the fair market value of the shares on the date of exercise.

    The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a timely provided and filed Form W-2 or 1099, whichever is applicable.

    An option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

    CASHLESS EXERCISE. An option holder who pays the option exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will generally recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. As noted above, if shares received on the exercise of an incentive stock option are used within the time periods that apply to a disqualifying disposition, then the rules for disqualifying dispositions, described above, will apply. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis and holding period of the shares received will be equal to the basis and holding period of the shares surrendered, plus the income, if any, recognized in the case of any applicable disqualifying disposition. The basis of the shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

    REQUIRED VOTE. The affirmative vote of a majority of the holders of Common Stock voting on the proposal is required for adoption of this Proposal No. 2.

    The Board of Directors recommends a vote FOR this Proposal No. 2.

                                 OTHER MATTERS

VOTING

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company is necessary to provide a quorum at the Meeting. Directors are elected by a plurality of the affirmative votes cast. Abstentions and broker "non-votes" are each counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the effect of votes against proposals presented to the stockholders other than the election of directors. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

PROXIES; REVOCATION OF PROXIES

    All Proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such Proxies are revoked prior to the Meeting. A Proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or may be revoked in person at the Meeting at any time prior to the voting thereof. Attendance at the Meeting will not, by itself, revoke a Proxy.

SOLICITATION

    All expenses of this solicitation will be paid by the Company. Brokerage firms, nominees, fiduciaries and other custodians have been requested to forward proxy solicitation materials to the beneficial owners of shares of Common Stock of the Company held of record by such persons, and the Company will reimburse such brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition to solicitation of Proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit Proxies from stockholders of the Company by telephone, telegram, in person or by other means. The Company has engaged D.F. King & Co., Inc. to represent it in connection with the solicitation of proxies at a cost of approximately $5,000, plus expenses.

INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen LLP, as the independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2000.

    A representative of Arthur Andersen LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Any stockholder proposal to be included in the proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders must be received at the principal office of the Company by April 25, 2000. It is suggested that proposals be submitted by Certified Mail, Return Receipt Requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's Directors and Executive Officers, to file initial reports of beneficial ownership of the Company's securities and reports of changes in beneficial ownership with the Securities and Exchange Commission. For fiscal year 1999, the Company believes that all required reports were filed on time.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled Compensation Committee Report on Executive Compensation and Stock Performance Chart shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

OTHER PROPOSED ACTION

    The Board of Directors knows of no other matters that are to be presented at the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey A. Bernfeld
                                          --------------------------------------
                                          Jeffrey A. Bernfeld
                                          Clerk

                                                                       EXHIBIT A

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                       1999 COMBINATION STOCK OPTION PLAN

    SECTION I. PURPOSE OF THE PLAN.

    The purposes of this American Science and Engineering, Inc. 1999 Combination Stock Option Plan (the "1999 Plan") are (i) to provide long-term incentives and rewards to those employees (the "Employee Participants") of American Science and Engineering, Inc. (the "Corporation") and its subsidiaries (if any), and any other persons who are not directors of the Corporation (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and employees with those of the Corporation's stockholders.

    SECTION II. DEFINITIONS.

    "CODE" is the Internal Revenue Code of 1986, as amended from time to time.

    "COMMON STOCK" is the $.66 2/3 par value common stock of the Corporation.

    "COMMITTEE" is defined in Section III, paragraph (a).

    "CORPORATION" is defined in Section I.

    "CORPORATION ISOS" are all the stock options (including the 1999 Plan ISOs) which (i) are Incentive Stock Options and (ii) are granted under any plans (including this 1999 Plan) of the Corporation, a Parent Corporation and/or a Subsidiary Corporation.

    "EMPLOYEE PARTICIPANTS" is defined in Section I.

    "FAIR MARKET VALUE" of any property is the value of the property as reasonably determined by the Committee.

    "INCENTIVE STOCK OPTION" is a stock option that is treated as an incentive stock option under Section 422 of the Code.

    "1934 ACT" means the Securities Exchange Act of 1934, as amended, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

    "1999 PLAN" is defined in Section I.

    "1999 PLAN ISOS" are Stock Options which are Incentive Stock Options.

    "NON-EMPLOYEE PARTICIPANTS" is defined in Section I.

    "NON-QUALIFIED OPTION" is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

    "PARENT CORPORATION" has the meaning provided in Section 424(e) of the Code.

    "PARTICIPANTS" are all persons who are either Employee Participants or Non-employee Participants.

    "PERMANENT AND TOTAL DISABILITY" has the meaning provided in Section 22(e)(3) of the Code.

    "RULE 16b-3" means Securities and Exchange Commission Rule 16b-3.

                                      A-1

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    "SECTION 16" means Section 16 of the 1934 Act, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

    "STOCK OPTIONS" are rights granted pursuant to this 1999 Plan to purchase shares of Common Stock at a fixed price.

    "STOCKHOLDER APPROVAL" means the affirmative vote of at least a majority of the shares of Common Stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by state law or Section 16, if applicable to the Corporation, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent or other means, to the extent permitted by applicable state law.

    "SUBSIDIARY CORPORATION" has the meaning provided in Section 424(f) of the Code.

    "TEN PERCENT STOCKHOLDER" means, with respect to a 1999 Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of sock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such 1999 Plan ISO is granted.

    SECTION III. ADMINISTRATION.

    (a) THE COMMITTEE. This 1999 Plan shall be administered by the Board of Directors or by a compensation committee consisting solely of two or more "non-employee directors", as defined in Rule 16b-3, who shall be designated by the Board of Directors of the Corporation (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person's membership would prevent the plan from complying with Rule 16b-3, if applicable to the Corporation.

    (b) AUTHORITY AND DISCRETION OF THE COMMITTEE. Subject to the express provisions of this 1999 Plan and provided that all actions taken shall be consistent with the purposes of this 1999 Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute employees eligible to be Employee Participants;
(ii) select the Participants to whom Stock Options shall be granted under this 1999 Plan; (iii) determine the size and the form of the Stock Options, if any, to be granted to any Participant; (iv) determine the time or times such Stock Options shall be granted including the grant of Stock Options in connection with other awards made, or compensation paid, to the Participant; (v) establish the terms and conditions upon which such Stock Options may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such Stock Options and the Common Stock received on exercise thereof, including, but not limited to, providing for limitations on the Participant's right to keep any Common Stock received on termination of employment; (vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 1999 Plan. Notwithstanding any provision of this 1999 Plan to the contrary, only Employee Participants shall be eligible to receive 1999 Plan ISOs.

    (c) APPLICABLE LAW. This 1999 Plan and all Stock Options shall be governed by the law of the state in which the Corporation is incorporated.

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    SECTION IV. TERMS OF STOCK OPTIONS.

    (a) AGREEMENTS. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 1999 Plan) as the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following or a similar statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

    (b) TERM. Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of 1999 Plan ISOs, the term of any such 1999 Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a 1999 Plan ISO that in the event of the Permanent and Total Disability or death of the Participant, the 1999 Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or death. In no event may a 1999 Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of 1999 Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant. A Stock Option granted to a Participant eligible to participate in the Corporation's Incentive Bonus Program may not be exercisable (including provisions, if any, for exercise in installments) unless the Fair Market Value of the Common Stock on the date of exercise exceeds the exercise price of such Stock Option by at least $2.00.

    (c) PURCHASE PRICE. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (i) in cash, (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (iii) any other property (valued at its Fair Market Value on the date of such exercise), (iv) any combination of cash, stock and other property, or (v) by way of cashless exercise and the netting of the number of shares of Common Stock subject to the Stock Option having an aggregate Fair Market Value equal to the purchase price, with any payment made pursuant to subparagraphs (ii), (iii), (iv) or (v) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a 1999 Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the 1999 Plan ISO, provided that in the case of 1999 Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of issuance of the 1999 Plan ISO. The purchase price of shares of Common Stock issuable upon exercise of any Stock Option may not be changed or amended after a Stock Option is granted to a Participant

    (d) FURTHER RESTRICTIONS AS TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value of Common Stock with respect to which the Corporation ISOs (determined without regard to this section) are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Stock Option or at the time of its exercise. For the purpose of this section, Fair Market Value shall be determined as of the time the Stock Option with respect to such Common Stock is granted.

    (e) RESTRICTIONS. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability, provided that

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all Stock Options granted hereunder shall be fully vested within 9 years of the date granted. For the purposes of this limitation, Stock Options shall be taken into account in the order granted.

    (f) WITHHOLDING OF TAXES. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of a Stock Option to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

    (g) SECURITIES LAW COMPLIANCE. Upon exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer Common Stock in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Common Stock upon any exercise of a Stock Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of shares of Common Stock upon exercise of a Stock Option, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates representing shares of Common Stock issued hereunder shall bear a legend reflecting such restrictions.

    (h) RIGHT TO STOCK OPTION. No employee of the Corporation or any other person shall have any claim or right to be a Participant in this 1999 Plan or to be granted a Stock Option hereunder. Neither this 1999 Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for any unpaid amounts under this 1999 Plan, any person having a claim for payments shall be an unsecured creditor.

    (i) INDEMNITY. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 1999 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

    (j) PARTICIPATION BY FOREIGNERS. Without amending this 1999 Plan, except to the extent required by the Code in the case of 1999 Plan ISOs, the Committee may modify grants made to participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

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    SECTION V. AMENDMENT AND TERMINATION: ADJUSTMENTS UPON CHANGES IN STOCK.

    The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 1999 Plan or any portion thereof, provided that no amendment shall be made without approval of the Corporation's stockholders if such approval is necessary under the Code, or rules or regulations thereunder, or to comply with any applicable rules or regulations of the Securities and Exchange Commission, including Rule 16b-3 (or any successor rule thereunder), or the rules and regulations of any exchange or stock market on which the Corporation's securities are listed or quoted. Except as provided herein, no amendment, suspension or termination of this 1999 Plan may affect the rights of a Participant to whom a Stock Option has been granted without such Participant's consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any 1999 Plan ISO granted to an Employee Participant to a Non-qualified Option at any time prior to the exercise, in full, of such 1999 Plan ISO. If there shall be any change in the Common Stock or to any Stock Option granted under this 1999 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this 1999 Plan, and the number and kind of shares and the price per share subject to outstanding Stock Options, provided that such adjustment does not affect the qualification of any 1999 Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Committee may issue new Stock Options in exchange for outstanding Stock Options.

    SECTION VI. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    The number of shares of Common Stock that may be the subject of awards under this 1999 Plan shall not exceed an aggregate of 600,000 shares. Shares to be delivered under this 1999 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares of Common Stock subject to a Stock Option hereunder which for any reason terminates, is cancelled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in shares of Common Stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this 1999 Plan, provided, first, that the total number of shares then eligible for award under this 1999 Plan may not exceed the total specified in the first sentence of this Section VI, and second, that the number of shares subject to further awards shall not be increased in any way that would cause this 1999 Plan or any Stock Option to not comply with Rule 16b-3, if applicable to the Corporation.

    SECTION VII. EFFECTIVE DATE AND TERM OF THIS PLAN.

    The effective date of this 1999 Plan is August 13, 1999 (the "Effective Date") and awards under this 1999 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised may extend beyond that time as provided herein.

    DATE OF APPROVAL BY BOARD OF DIRECTORS:

    DATE OF APPROVAL BY STOCKHOLDERS:

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                    AMERICAN SCIENCE AND ENGINEERING, INC.
          SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                              SEPTEMBER 23, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Ralph S. Sheridan, Jeffrey A. Bernfeld and Paige Cochran, or any of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Stockholders ("Meeting") of American Science and Engineering, Inc. ("Company") to be held Thursday, September 23, 1999 at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts at 10:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Meeting and upon such other and further business as may properly come before the Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE, FOR THE ADOPTION OF THE 1999 STOCK OPTION PLAN, AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING.

                 TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE.

                 Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------


       PLEASE MARK YOUR
A /X/  VOTES AS IN THIS
       EXAMPLE


Your shares will be voted FOR the following proposal unless otherwise indicated:


                  FOR ALL        WITHHOLD FROM
                 NOMINEES        ALL NOMINEES

 1.  ELECTION OF   / /                / /
     DIRECTORS
     To fix the
     number of directors at seven and to elect the nominees listed at right.

 For, except vote withheld from the following nominees(s):



-----------------------------------------------------------



Nominees:
     Herman Feshbach
     Roger P. Heinisch
     Hamilton W. Helmer
     Donald J. McCarren
     William E. Odom
     Ralph S. Sheridan
     Carl W. Vogt


                                           FOR         AGAINST         ABSTAIN
 2.  APPROVAL OF STOCK OPTION PLAN         / /           / /             / /
     To consider and approve the
     Company's 1999 Stock Option Plan.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting in Lieu of Annual Meeting of Stockholders, the Proxy Statement for the Meeting and the 1999 Annual Report of the Company.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.









SIGNATURE                                    DATE
         ----------------------------------      ---------------

SIGNATURE                                    DATE
         ----------------------------------      ---------------

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS CARD. For joint accounts, both owners should sign. Fiduciaries and corporate officers should indicate their full titles.